        Exhibit 10.3

FIRST SUPPLEMENTAL INDENTURE
First Supplemental Indenture (this “Supplemental Indenture”), dated as of November 13, 2023, among Viper Energy, Inc., a Delaware corporation (the “Delaware Corporation”), as the Delaware corporation resulting from the conversion of Viper Energy Partners LP, a Delaware limited partnership (the “Company”) into a Delaware corporation, and Computershare Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 19, 2023 providing for the issuance of 7.375% Senior Notes due 2031 (the “Notes”);
WHEREAS, pursuant to Section 5.01(a) of the Indenture, the Company, in its capacity as the issuer under the Indenture, is authorized to consolidate or merge with or into another Person if (1) the Company is the surviving Person or the Person surviving such consolidation or merger is an entity organized or existing under the laws of the United States or any state of the United States or the District of Columbia, (2) the Person surviving such consolidation or merger (if other than the Company) assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture or other agreements, (3) immediately after such transaction, no Default or Event of Default exist, (4) immediately after giving effect to such transaction, the Fixed Charge Coverage Ratio of the Delaware Corporation would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction and (5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture comply with the Indenture;
WHEREAS, as of the date hereof, the Company is converting into a corporation with the Delaware Corporation as the continuing entity (the “Conversion”);
WHEREAS, under the Delaware General Corporation Law, upon the Conversion, the Delaware Corporation shall be deemed to be the same entity as the Company, with all of the rights, privileges and powers of the Company, and all property, real, personal and mixed, belonging to the Company shall remain vested in the Delaware Corporation and shall be the property of the Delaware Corporation, and all rights of creditors of the Company shall be unimpaired, and all debts, liabilities and duties of the Company shall remain attached to the Delaware Corporation and may be enforced against the Delaware Corporation to the same extent as if such debts, liabilities and duties had originally been incurred or contracted by the Delaware Corporation in its capacity as a corporation of the State of Delaware;
WHEREAS, immediately after giving effect to the Conversion, no Default or Event of Default exists and, pursuant to this Supplemental Indenture, the Delaware Corporation agrees to unconditionally ratify and confirm, and, to the extent applicable, assume, all of the obligations of the Company under the Notes and the Indenture on the terms and conditions set forth herein;
WHEREAS, the Delaware Corporation is a corporation organized and validly existing under the laws of the State of Delaware;
WHEREAS, immediately after giving effect to the Conversion, the Fixed Charge Coverage Ratio of the Delaware Corporation is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to the Conversion;
WHEREAS, the Delaware Corporation is delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Conversion and this Supplemental Indenture comply with the Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Delaware Corporation, the Trustee and the other parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    RATIFICATION, CONFIRMATION AND ASSUMPTION OF OBLIGATIONS. The Delaware Corporation hereby ratifies and confirms, and, to the extent applicable, assumes, all of the obligations of the Company under the Notes and the Indenture, including that: (a) the principal of, premium on, if any, and interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Delaware Corporation or any Guarantor, as such, will have any liability for any obligations of the Delaware Corporation or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or Portable Document Format (“PDF”) transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Delaware Corporation.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

DELAWARE CORPORATION:

VIPER ENERGY, INC.

By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

[Signature Page to First Supplemental Indenture (Senior Notes due 2031)]

TRUSTEE

Computershare Trust Company, National Association as Trustee

By:	/s/ Corey J. Dahlstrand
	Name:	Corey J. Dahlstrand
	Title:	Vice President

[Signature Page to First Supplemental Indenture (Senior Notes due 2031)]